Exhibit 99.1

Senetek PLC Sponsors Speakers at 11th Congress of International Association of Biomedical Gerontology

NAPA, Calif., August 25, 2005/PRNewswire-FirstCall/ — Senetek PLC (OTC:SNTKY) (BULLETIN BOARD: SNTKY), http://www.senetekplc.com, a healthcare technologies company engaged in developing and marketing products for the anti-aging markets worldwide, today announced its sponsorship of speakers at the 11th Congress of the International Association of Biomedical Gerontology (IABG) - Understanding and Modulating Ageing, which was held at the University of Aarhus in Denmark, August 13th through 16th 2005.

In excess of 110 thought leaders and participants from 15 countries from Europe, Asia and America attended the IABG and the main areas of discussion and presentation of new research results included:

•	Biological and non-biological factors affecting lifespan and the quality of life.

•	Ethical and social issues related to lifespan and health-span extension.

•	Novel areas of understanding ageing – physiological, cellular and molecular aspects.

•	New technologies to understand and modulate ageing.

•	Latest successful approaches in the prevention and treatment of age-related diseases.

•	Ageing intervention, prevention and modulation by genes, natural and synthetic molecules, nutritional and lifestyle modifications.

Senetek sponsored the following speakers at IABG who presented on topics as indicated below their names:

Dr. Claudio Franceschi, MD ( Professor, University of Bologna and Scientific Director of the Italian National Research Center on Aging, Department of Gerontological Studies, Bologna, Italy)

– “The genetics of human longevity”

Dr. Anthony Linnane A.M, Ph.D, D.Sc, F.A.A, F.R.S ( Emeritus Professor and Director of the Centre for Molecular Biology and Medicine, Epworth Medical Centre, Melbourne, Australia)

– “The essential role of superoxide radical formation for healthy ageing”

Dr. Jerry McCullough Ph.D (Department of Dermatology, University of California, Irvine, U.S.A)

– “Prevention and treatment of skin ageing”

Professor Jan Barciszewski (Institute of Bioorganic Chemistry of the Polish Academy of Sciences, Poland)

– “Regulatory RNA in mammals”

The organizers of the 11th congress were Professor Brian Clark Ph.D, Sc.D (Board Chairman and past President of the International Union of Biochemistry and Molecular Biology, Aarhus Denmark) and Professor Suresh Rattan Ph.D, D.Sc (Department of Molecular Biology, University of Aarhus, Denmark).

Professor Clark, Dr. Franceschi and Dr. Linnane are members of the Senetek Scientific Advisory Board.

Frank Massino, Chairman and CEO of Senetek attended the Congress and concluded that “Senetek has a strong future in this relatively new science of understanding and modulating ageing. Senetek’s lead technology Kinetin has made a strong contribution in helping alleviate the signs of ageing of skin and recent study findings on Zeatin have been most promising. As mechanisms of ageing become better elucidated through studies in the areas of proteomics, functional genomics, gene expression and molecular signaling, Senetek will remain critically poised to utilize its network of key scientists and collaborators in these areas to enhance its existing technologies and provide effective skincare solutions for the future and be on the cutting edge of research in the field of anti ageing. Our goal is to become a leader in the development of products that will improve the quality of life as we age with a focus on the skin”.

Senetek is a life sciences-driven product development and licensing company focused on the high growth market for dermatological and skin care products primarily addressing photodamage and age-related skin conditions. Senetek’s patented compound Kinetin is a naturally occurring cytokinin that has proven effective in improving the appearance of aging skin with virtually none of the side effects associated with acid-based active ingredients. Senetek has licensed Kinetin to leading global and regional dermatological and skin care marketers including Valeant Pharmaceuticals, The Body Shop and Revlon. Senetek’s researchers at the University of Aarhus, Denmark, also are collaborating with the Institute of Experimental Botany, Prague, and with the Department of Dermatology, University of California at Irvine, to identify and evaluate additional new biologically active compounds for this high growth field.

Visit Senetek PLC’s Web site at http://www.senetekplc.com.

Senetek PLC Investor Relations Contact:

1-707-226-3900 ext. 102

E-Mail: Pknopick@eandecommunications.com

Safe Harbor Statement:

This news release contains statements that may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act, including those that might imply commercial potential and successful evaluation and development of new compounds. Forward-looking statements by their nature involve substantial uncertainty, and actual results may differ materially from those that might be suggested by such statements. Important factors identified by the Company that it believes could result in such material differences are described in the Company’s Annual Report on Form 10-K for the year 2004. However, the Company necessarily can give no assurance that it has identified or will identify all of the factors that may result in any particular forward-looking statement materially differing from actual results, and the Company assumes no obligation to correct or update any forward-looking statements which may prove to be inaccurate, whether as a result of new information, future events or otherwise.